Exhibit 3.5

Exhibit 3.5

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF CHOICE HOTELS SERVICES CORP.

Choice Hotels Services Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the Corporation), does hereby certify the following:

FIRST: Pursuant to a unanimous written consent of the Board of Directors of the

Corporation, resolutions were duly adopted that setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read as follows:

“FIRST: The name of the Corporation is:

Choice Hotels International Services Corp.”

SECOND:In accordance with Section 228 of the General Corporation Law of the State of Delaware, a consent in writing, approving the foregoing amendment, was signed by the sole stockholder of the Corporation. Such consent is filed with the records of the Corporation.

THIRD: The foregoing amendment has been duly adopted in accordance with

Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Choice Hotels Services Corp. has caused this Certificate of Amendment to be signed in its name and on its behalf by its Senior Vice-President and attested by its Assistant Secretary, in accordance with Section 103(a)(2) of the General Corporation Law of the State of Delaware and its Senior Vice President acknowledges, under penalties of perjury, that the matters and facts set forth above are true in all material respects to the best of his knowledge, information and belief.

Dated: October 14, 1998 CHOICE HOTELS SERVICES CORP.

Attest: [Corporate Seal]

/s/ Kevin M. Rooney /s/ Michael J. DeSantis

Kevin M. Rooney,

Assistant Secretary Michael J. DeSantis, Senior Vice

President

The undersigned, Secretary of Choice Hotels International Services Corp., a Delaware corporation, hereby certifies that, pursuant to the requirements of Section 228 and 251(c) of the Delaware General Corporate Law, all of the outstanding shares of Choice Hotels International Services Corp. entitled to vote, voted for the adoption of the Agreement of Merger.

/s/ Illegible Secretary

STATS OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 10/08/1998

981391446—2953838

CERTIFICATE OF INCORPORATION

OF

CHOICE HOTELS SERVICES CORP.

FIRST. The name of this corporation shall be:

CHOICE HOTELS SERVICES CORP.

SECOND. Its registered, office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castis, 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD. The purpose or purposes of the corporation shall be:

To engage is any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One Thousand (1,000) Shares of Common Stock with a par value of one Cent ($.01) per share.

FIFTH. The name and mailing address of the incorporator is as follows:

Dedra Marbley

Corporation Service Company

1013 Centre Road

Wilmington, DE 19805

SIXTH: The power of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the names and mailing addresses of the persons who are to serve as directors until the first annual meeting and until their successors are elected and qualified are:

NAME MAILING ADDRESS

CHARLES A. LEDSINGER 10750 COLOMBIA PIKE

MICHAEL J. DESANTIS SILVER SPRING, MD 20901

JOSEPH M. SOUERI

SEVENTH. No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this eighth day of October, 1998.

/s/ Dedra Marbley

Dedra Marbley

Incorporator